U.S. SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM SB-2
                             AMENDMENT NO. 3
                        FILE NUMBER:  333-110363

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         TAMARACK VENTURES, INC.
                       ---------------------------
          (Exact name of Registrant as specified in its charter)

   NEVADA                 1000                   41-2052984
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Tamarack Ventures, Inc.
Robert Reukl, President
21 Falcon Avenue, Box 1135
Manitouwadge, Ontario
Canada                                          P0T 2C0
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (807) 826-2922
                                           Fax:(807) 826-4408
                                               --------------
Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following.                                          |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   3,170,000 shares   $0.20       $634,000     $51.25
-----------------------------------------------------------------------

(1) Based on the last sales price on July 25, 2003
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated February 20, 2004



Agent for service of process: Val-U-Corp Services Inc.
                              1802 N Carson Street, Suite 212
                              Carson City, Nevada, USA 89701
                              Telephone:  775-887-8853

                                 PROSPECTUS
                            TAMARACK VENTURES, INC.
                              3,170,000 SHARES
                                COMMON STOCK
                              ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 7 - 12.


The information in this prospectus is not complete and may be changed.We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

              The Date Of This Prospectus Is: February 20, 2004

                              Table Of Contents
                                                               PAGE
Summary .......................................................  5
Risk Factors ..................................................  7
  -  If we do not obtain additional financing, our business
     will fail ................................................  7
  -  Because the Percy Lake Property does not contain reserves or mining operations, we do not generate any revenue from
     our business..............................................  7
  -  If we do not complete the required option payments and
     capital expenditure requirements mandated in our option agreement, we will lose our interest in a majority of the claims comprising the Percy Lake property and our business may fail .................................................  8
  -  Because we have only recently commenced business operations, we face a high risk of business failure ..................  8
  - Because of the speculative nature of exploring mineral properties, there is substantial risk that our business will fail ................................................  9
  -  It is unlikely that the Percy Lake Property will ever
     contain reserves.  All funds we spend on exploration will
     likely be lost............................................  9
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  9
  -  Even if we discover commercial reserves of metals on the
     Percy Lake property, we may not be able to successfully
     commence commercial production ...........................  9
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  9
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively effected ...................................... 10
   - Because our directors own 49.8% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to minority stockholders ..............10
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail ........................................  10
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares .........  10
  -  A purchaser is purchasing penny stock which limits his or her ability to sell the stock ............................ 11
Use of Proceeds ............................................... 11
Determination of Offering Price ............................... 11
Dilution ...................................................... 11
Selling Shareholders .......................................... 11
Plan of Distribution .......................................... 17
Legal Proceedings ............................................. 19
Directors, Executive Officers, Promoters and Control Persons.. 19 Security Ownership of Certain Beneficial Owners and Management 21
Description of Securities ..................................... 22
Interest of Named Experts and Counsel ......................... 23
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 23

Organization Within Last Five Years ........................... 24
Description of Business ....................................... 24
Plan of Operations ............................................ 31
Description of Property ....................................... 33
Certain Relationships and Related Transactions ................ 33
Market for Common Equity and Related Stockholder Matters ...... 34
Executive Compensation ........................................ 35
Financial Statements .......................................... 36
Changes in and Disagreements with Accountants ................. 37
Available Information ......................................... 38

                               Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral exploration. To date, we have conducted preliminary exploration on the Percy Lake mineral property located in the Sault Ste. Marie Mining Division of Ontario, Canada. We own 12 mining claims units comprising the Percy Lake property and have the option to acquire a 100% interest an additional 32 mining claims units.

In order to acquire a 100% interest in these 32 mining claim units, we must issue 250,000 shares of our common stock to Raven Resources Inc., an arm's length, private Ontario company that owns the claims, pay the owner a total of $35,000 in stages to December 1, 2005 and incur at least $50,000 in exploration expenditures on the Percy Lake property in stages by December 1, 2005. To date, we have issued the required shares, paid $2,500 to the owner and spent $8,046 in exploration expenditures on the property. If we successfully exercise the option our 100% interest will be subject to a 2% royalty interest in favor of Raven Resources Inc.

Our objective is to conduct mineral exploration activities on the Percy Lake property in order to assess whether it possesses economic reserves of copper, zinc, silver and gold elements. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on the Percy Lake property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

We will have substantial funding requirements in the future including $77,500 in property payments and $122,000 in exploration expenditures in order for us to complete the recommended three phase program on the Percy Lake property over the next two years. Even if we complete this exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

Our registration of existing shareholder s shares pursuant to this document will only allow them to publicly sell their shares. It will not contribute any funds to our business.

We were incorporated on June 27, 2002 under the laws of the state of Nevada. Our principal offices are located at 21 Falcon Avenue, Manitouwadge, Ontario,Canada. Our telephone number is (807) 826-2922.

The Offering:

Securities Being Offered     Up to 3,170,000 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             3,170,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             6,320,000 shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the
                             sale of the common stock by the selling
                             shareholders.

Summary Financial Information

Balance Sheet Data                            October 31, 2003
------------------
Cash                                            $ 7,648
Total Assets                                    $ 7,648
Liabilities                                     $ 4,404
Total Stockholders  Equity                      $ 3,244

Statement of Operations

                  From Incorporation on
                  June 27, 2002 to October 31, 2003

Revenue                 $0
Net Loss               ($58,006)

                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur,our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.


Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of February 20, 2004 we had cash in the amount of $ 1,350. We currently do not have any operations and we have no income. In addition, we will not receive any funds from this registration.



Our business plan calls for significant expenses in connection with the exploration of the Percy Lake property. We will require additional financing in order to complete the recommended exploration program. We will also require additional financing if the costs of the exploration of the Percy Lake property are greater than anticipated.


After we complete the recommended exploration program, we will not know if the Percy Lake property contains a commercially viable mineral deposit, a reserve. Even if we identify a mineral deposit on the claims, we will have to spend substantial funds on further drilling and engineering studies before we will know if the Percy Lake property contains a viable mineral deposit, a reserve.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, zinc, silver and gold, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Percy Lake property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE THE PERCY LAKE CLAIMS DO NOT CONTAIN RESERVES OR MINING OPERATIONS, WE DO NOT GENERATE ANY REVENUE FROM OUR BUSINESS.

The Percy Lake property is in the exploration stage and does not contain reserves and there are no mining operations on the claims.

Accordingly, we do not generate any revenue from our business operations and we expect to incur losses until reserves are identified or the property is abandoned.

IF WE DO NOT COMPLETE THE REQUIRED CASH PAYMENTS AND EXPLORATION EXPENDITURE REQUIREMENTS MANDATED IN OUR OPTION AGREEMENT, WE WILL LOSE OUR INTEREST IN A MAJORITY OF THE CLAIMS COMPRISING THE PERCY LAKE PROPERTY AND OUR BUSINESS MAY FAIL.


In order to exercise our option respecting 32 of the mineral claims units comprising the Percy Lake property, we must make cash payments of $12,500 and $20,000 to Raven Resources Inc. by December 1, 2004 and December 1, 2005 respectively. In addition, we must incur an additional $20,000 by December 1, 2004 and an additional $25,000 by December 1, 2005 in order to exercise the option. We will require substantial additional capital to fund the continued exploration of the Percy Lake property and to exercise the option. If we do not make the cash payments and incur the exploration expenditures required by the option agreement, we will forfeit our interest in these 32 mineral claims units and will have no interest in them. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the 32 mineral claims units that constitute a significant portion of the Percy Lake property, then there is a substantial risk that our business will fail.


BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have recently begun the initial stages of exploration of the Percy Lake property, and thus have no way to evaluate the likelihood that our business will be successful. We were incorporated on June 27, 2002 and to date have been involved primarily in organizational activities and the acquisition of our mineral property interests. We have not earned any revenues as of the date of this prospectus.Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Percy Lake property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATING MINERAL PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky.We can provide investors with no assurance that the mineral claims that we have optioned contain economic mineralization or reserves of copper, zinc, silver or gold. Exploration for minerals is a speculative venture necessarily involving substantial risk. Our exploration of the Percy Lake property may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

IT IS UNLIKELY THAT THE PERCY LAKE PROPERTY WILL EVER CONTAIN RESERVES.ALL FUNDS WE SPEND ON EXPLORATION WILL LIKELY BE LOST.

The probability of an individual exploration stage mineral property containing reserves is extremely remote. In all probability, the Percy Lake property does not contain any reserves. Accordingly, funds we spend on exploration of the claims will likely be lost.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF METALS ON THE PERCY LAKE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Percy Lake property does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. At this time, we cannot assure investors that we will be able to obtain such financing.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our audited financial statements for the period ended July 31, 2003 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are our net loss position, our failure to attain profitable operations and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under the Mining Act of Ontario, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land.Also,to operate a working mine,the Environmental Assessment Act may require an environmental review process.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 49.8% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our directors own approximately 49.8% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Robert Reukl only spends approximately 25% of his business time providing his services to us. While Mr. Reukl presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Reukl from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future.The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

                       Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

                             Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                     Determination Of Offering Price

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,170,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to mineral property interest purchases in accordance with Section 4(2)of the Securities Act of 1933. The shares include the following:

1.    2,350,000 shares of our common  stock   that  the   selling   shareholders
      acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on February 3, 2003;

2. 300,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 2, 2003;

3. 20,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 25, 2003;

4. 250,000 shares of our common stock issued to the owner of 32 of the mineral claims comprising the Percy Lake property on December 1, 2002 pursuant to Section 4(2) of the Securities Act of 1933; and

5. 250,000 shares of our common stock issued to the owner of 12 of the mineral claims comprising the Percy Lake property on April 11, 2003 pursuant to Section 4(2) of the Securities Act of 1933.

The following table provides as of t he date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
------------------------------------------------------------------------

Scott Burgess   300,000        300,000           Nil           Nil
144 Peter St.
Thunder Bay,
Ontario, Canada

Brian McKay     350,000        350,000           Nil           Nil
Apt 1-2D
McCullough St.
Marathon,
Ontario, Canada

Debbie White    300,000        300,000           Nil           Nil
138 Hemlock Place
Thunder Bay
Ontario, Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
-------------------------------------------------------------------------

Sandra Brock    300,000        300,000           Nil           Nil
11638 Waresley St.
Maple Ridge, BC
Canada

Greg Fedun      300,000        300,000           Nil           Nil
463 Grainger Rd
Kelowna, BC
Canada

Bruno Fruscalzo 300,000        300,000           Nil           Nil
6444 Willingdon Ave
Suite 103
Burnaby, BC
Canada

Rick Kraemer    200,000        200,000           Nil           Nil
156 South
Rockwood Avenue
Thunder Bay,
Ontario, Canada

Roger Clarke    300,000        300,000           Nil           Nil
57 Redwing Ave
PO Box 3034
Manitouwadge
Ontario, Canada

Raven Resources 250,000         250,000         Nil            Nil
Inc. (Michael Leahy)
52 Riverside Dr.
Swastika,
Ontario, Canada

Gilles Gionet   250,000         250,000         Nil            Nil
9 Nichol Ave.
Manitouwadge,
Ontario, Canada

Peter Anderson   50,000          50,000         Nil            Nil
25 De Amicis
Midhurst,
Ontario, Canada

Darcy Krell      50,000          50,000         Nil            Nil
97 Malaspina Dr.
Gabriola Island
B.C., Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
------------------------------------------------------------------------

Linda Smith      50,000          50,000         Nil            Nil
220 Decourcy Dr.
Gabriola Island
B.C., Canada

Eric Reukl       50,000          50,000         Nil            Nil
246 Appleby Line
Burlington
Ontario, Canada

Gertrude Reukl   50,000          50,000         Nil            Nil
246 Appleby Line
Burlington
Ontario, Canada

Susan Anderson  50,000          50,000         Nil            Nil
25 De Amicis
Midhurst,
Ontario, Canada

Hugh Lockwood    1,000           1,000         Nil            Nil
35 Shingwalk St.
Manitouwadge,
Ontario, Canada

Golfis Caramanolis 1,000         1,000         Nil            Nil
876 Broadway St.
Suite 109
Port Coquitlam
B.C., Canada

Peter Struk      1,000           1,000         Nil            Nil
234 Heath Street
Suite 304
Thunder Bay,
Ontario, Canada

Lorraine         1,000           1,000         Nil            Nil
Drozdowsky
60 Redwing Ave
Manitouwadge
Ontario, Canada

Mike Szwalek     1,000           1,000         Nil            Nil
5123 Bayfield Cres
Burlington,
Ontario, Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
------------------------------------------------------------------------

Elizabeth Szwalek 1,000          1,000         Nil            Nil
5123 Bayfield Cres
Burlington,
Ontario, Canada

Sergio Cortolezzis 1,000         1,000         Nil            Nil
33 Heron Street
Manitouwadge
Ontario, Canada

Glen Saari       1,000           1,000         Nil            Nil
202 Kensington Dr.
Thunder Bay
Ontario, Canada

William Ivany   1,000           1,000         Nil            Nil
17 Barnett St
Manitouwadge
Ontario, Canada

Sandra Ivany    1,000           1,000         Nil            Nil
17 Barnett St
Manitouwadge
Ontario, Canada

Ken McIntyre    1,000           1,000         Nil            Nil
8 Graham Cres
Marathon,
Ontario, Canada

Alexander Mancor 1,000          1,000         Nil            Nil
5715 Royal Oak Ave
Burnaby,
B.C., Canada

Ryan Krell       1,000          1,000         Nil            Nil
421 Keef Street
Vancouver, B.C.
Canada

Colleen Barrow   1,000          1,000         Nil            Nil
415 Dunedin St
Suite 9
Victoria, B.C.
Canada

Stephanie Wood   1,000          1,000         Nil            Nil
66 East 15th Ave.
Vancouver, B.C.

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
-----------------------------------------------------------------------

Frank McGill     1,000          1,000         Nil            Nil
1161 Prairie Ave
Port Coquitlam
B.C., Canada

Karen Law        1,000          1,000         Nil            Nil
4462 Napier St
Burnaby, B.C.
Canada

Doug Smith       1,000          1,000         Nil            Nil
2002 Lorne Terrace
Victoria, B.C., Canada

Velma Smith     1,000          1,000         Nil              Nil
2002 Lorne Terrace
Victoria, B.C.
Canada

Nancy Luckai    1,000          1,000         Nil              Nil
161 Norwester Dr
Thunder Bay,
Ontario, Canada

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 6,320,000 shares of common stock outstanding on the date of this prospectus.

Eric Reukl and Gertrude Reukl are the father and mother of our president, Robert Reukl. Mr. Gilles Gionet, the vendor of some of the claims comprising the Percy Lake property, is the father-in-law of Robert Reukl. Raven Resources Inc., a private company owned by Mr. Michael Leahy, is the optionor of some of the claims comprising the Percy Lake property.

Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders,or, if they act as agent for the purchaser of such common stock,from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such hares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $11,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter,they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system,provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of

  * contains a brief, clear, narrative description of a dealer market, ncluding "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

  * contains a toll-free telephone number for inquiries on disciplinary actions;

  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

  *  contains such other information and is in such  form  (including  language,
     type, size, and format)   as  the  Commission  shall  require  by  rule  or
     regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;

  * the compensation of the broker-dealer and its salesperson in the transaction;

  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

       Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Robert Reukl                     45
Greg Yanke                       34
Paul Reynolds                    39

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Robert Reukl                     45             President, Chief
                                                Executive Officer,
                                                Principal Accounting
                                                Officer, Principal
                                                Accounting Officer
                                                Treasurer and
                                                a Director

Greg Yanke                       34             Secretary and a
                                                Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Robert Reukl has acted as our President and as a director since our incorporation. He has been employed as a geologist for almost 20 years. He is a graduate of Lakehead University in Thunder Bay, Ontario, where he received a Bachelor of Science degree in geology. He is also a member in good standing with the Canadian Institute or Mining and Metallurgy and the Prospectors and Developers Association of Canada.

Mr. Reukl s field work has taken him to many of Canada's major mining camps including Val D'Or, Rouyn/Noranda, Timmins and Hemlo. Prior to 1994, Mr. Reukl worked for a variety of major mining companies and consultants including Placer Dome Canada, Noranda and A.C.A. Howe International Ltd. Mr. Reukl worked as an underground geologist on Placer Dome s Musselwhite gold mine joint venture near Pickle Lake, Ontario, as underground production geologist with Noranda s general engineer company division on the company s copper/zinc/silver mine in Manitouwadge, Ontario and as an underground geologist on A.C.A. Howe International Ltd. s exploration and development program on the Cobalt silver mine in northeast Ontario.

Since 1994, he has worked as a mine geologist and engineering technician at the Williams Mine, one of Canada's largest gold producers. His responsibilities include the daily monitoring of development headings and production stopes,grade control monitoring, reserve calculation, diamond drill layout and drill core logging.

Mr. Reukl has also been the principal of R.J. Reukl Geological Services, a proprietorship involved in the provision of geological consulting services, as well as the acquisition and sale of mineral properties since 1995.

Mr. Reukl acted as a director of Willingdon Resources Inc., a junior mining company, from 1987 to 1994. Mr. Reukl devoted approximately 25% of his business time to our affairs in the past year and intends to increase this time commitment to 35% in the next 12 months. The majority of his business time is spent as a paid employee of the Williams Mine.


Mr. Greg Yanke has acted as our Secretary and as a director since our incorporation. He is a self-employed securities lawyer and principal of Gregory
S. Yanke Law Corporation. From May 1996 to February 2000, he was employed as an associate lawyer with Beruschi and Company,Barristers and Solicitors,a Vancouver Canada based law firm that practices securities and corporate law. Mr. Yanke is a graduate of the University of British Columbia, receiving Bachelor degrees in Political Science (1991) and Law (1994).He is a member in good standing with the Law Society of British Columbia. Mr. Yanke currently acts as corporate secretary of LMX Resources Ltd., Randsburg International Gold Corp., Alberta Star Development Corp., Candorado Operating Company Ltd., Iciena Ventures Inc., Big Bar Gold Corporation and Big Star Energy Inc., all of which are British Columbia and Alberta reporting companies. Mr. Yanke is also the corporate secretary for Infinex Ventures,Inc., a United States reporting company. He acts as a director of Algorithm Media Inc., Diamcor Mining Inc., Panterra Exploration Inc. and Big Bar Gold Corporation, all of which are British Columbia and Alberta reporting companies. Big Bar Gold Corporation and Alberta Star Development Corp. are reporting issuers in the United States as well.



From September 19, 2001 to April 30, 2003, Mr. Yanke also acted as a director of Surforama.com, Inc. (now known as Erxsys, Inc.), a U.S. reporting company involved in selling classified advertisements via the Internet. From May 8, 2002 to July 26, 2002, he acted as secretary of Mutapa Copper & Cobalt Inc., a British Columbia and Alberta reporting company involved in mineral property exploration.


Mr. Yanke does not possess any professional or technical credentials relating to mineral exploration, mine development or mining.

Mr. Yanke devoted approximately 10% of his business time to our affairs in the past year and intends to continue to do so.

Mr. Paul Reynolds has acted as one of our directors since our incorporation. He is a professional geologist with extensive experience in mineral exploration and public company management. He has acted as President and a director of Athlone Minerals Inc. since 1994 where he is responsible for implementing the company s business strategy and directing its mineral property development activities. He has been involved in exploration projects in northern Canada, British Columbia, the western United States and Bolivia.

Mr. Reynolds devoted approximately 5% of his business time to our affairs in the past year and intends to continue to do so. The majority of his business time is devoted to Athlone Minerals Inc. s operations.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
-------------------------------------------------------------------------

Common         Robert Reukl                     1,500,000       23.73%
Stock          President, Chief
               Executive Officer, Treasurer
               Principal Accounting Officer
               Principal Financial Officer
               And Director
               21 Falcon Avenue
               Manitouwadge, Ontario
               Canada

Common         Greg Yanke                       1,500,000       23.73%
Stock          Secretary and Director
               675 West Hastings Street
               Suite 200
               Vancouver, British Columbia
               Canada

Common         Brian McKay                        350,000        5.54%
Stock          Apt 1-2D
               McCullough Street
               Marathon,Ontario, Canada

Common         Paul Reynolds                      150,000        2.37%
Stock          Director
               4035 West 32nd Avenue
               Vancouver, British Columbia
               Canada

Common         All Officers and Directors       3,150,000       49.83%
Stock          as a Group that consists of        shares
               three people

The percent of class is based on 6,320,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock


As of February 20, 2004, there were 6,320,000 shares of our common stock issued and outstanding that are held by 39 stockholders of record.


Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock,if any,having preference over the common stock.Holders of our common stock have no pre-emptive rights,no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Warren J. Soloski, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Manning Elliott, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions state that our directors may cause us to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of our board of directors and is subject to the Securities and Exchange Commissions opinion regarding indemnification.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on June 27, 2002 under the laws of the state of Nevada. On that date, Robert Reukl, Greg Yanke and Paul Reynolds were appointed as our directors. As well, Mr. Reukl was appointed as our president, chief executive officer and treasurer, while Mr. Yanke was appointed as our secretary.

                         Description Of Business

In General

We are an exploration stage company. We are engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest, subject to a 1% net smelter returns royalty on mineral production and a 1% gross overriding royalty on diamond extraction,in 12 mineral claims units covering 480 acres. We also own an option to acquire a 100% interest, subject to a 2% net smelter returns royalty on mineral production and a 2% gross overriding royalty on diamond extraction, in 32 additional,contiguous mineral claims units covering 1,280 acres. We refer to all of these mineral claims units collectively as the Percy Lake property.

We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on the Percy Lake property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

A net smelter returns royalty is a percentage of the amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs.

A gross overriding royalty is a percentage of the average appraised value of all gem and industrial diamonds recovered from a property, free and clear of all costs of development and operations.

Our plan of operation is to conduct exploration work on the Percy Lake property in order to ascertain whether it possesses economic quantities of copper, zinc, silver or gold. There can be no assurance that economic mineral deposits, or reserves, exist on the Percy Lake property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Identification and Acquisition of Percy Lake Property

In 1995, Mr. Reukl staked and retained an interest in various mineral claims including those that comprise the Percy Lake property.In 1996, he optioned three of those claims to Avalon Ventures Ltd. and three others to Starcore Resources Ltd. Mr. Reukl was and continues to be at arm s length to both companies.

Neither company exercised its option and due to funding difficulties given the poor market for metals at the time, Mr. Reukl permitted the claims to lapsed. Raven Resources Ltd. and Gilles Gionet staked the abandoned laims comprising the Percy Lake property in January 2002 and April 2003 respectively.

Given Mr. Reukl s knowledge of the claims and his believe that there was significant potential for the claims to contain economic quantities of copper, zinc, silver and gold, we negotiated and entered into agreements respecting the acquisition of an interest in the Percy Lake claims from Raven Resources Ltd. and Gilles Gionet.

Percy Lake Property Option Agreements

In December 2002, we entered into an agreement with Raven Resources Inc., a private Ontario company owned by Mr. Michael Leahy, whereby it granted us the option to acquire a 100% interest, subject to a 2% net smelter returns royalty and a 2% gross overriding royalty in favor of Raven Resources Inc.,in 32 mineral claims units situated in the Sault Ste. Marie Mining Division, Ontario, Canada.

In order to earn the 100% interest in the 32 mineral claims units, we must:

(a) issue 250,000 shares of our common stock to Raven Resources Inc., which we issued upon the execution of the option agreement;

(b)  pay Raven Resources Inc. $35,000 as follows:

     (i) $2,500, which we paid upon the execution of the option agreement;

     (ii)  an additional $12,500 by December 1, 2004; and

     (iii) an additional $20,000 by December 1, 2005;

(c) incur an aggregate of $50,000 in property exploration expenditures on the 32 mineral claims units within the following periods:

    (i)    $2,500 by June 1, 2003, which we incurred by the deadline;

    (ii)   an additional $2,500 by December 1, 2003;

    (iii)  an additional $20,000 by December 1, 2004; and

    (iv)   an additional $25,000 by December 1, 2005.

In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in the subsequent period. If we fail to incur the required exploration expenditures, our option will terminate and we will have no further rights to these claims.

Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property.

By an additional option agreement dated April 11, 2003 with Mr. Gilles Gionet,we were granted the option to acquire 12 mineral claims units located immediately adjacent to the 32 claims we have under option from Raven Resources Inc. In accordance with the terms of that agreement, we exercised the option by paying Mr. Gionet $1,000 and issuing 250,000 shares of our common stock to him.

Description, Location and Access

The Percy Lake property is located in Moggy Township in north central Ontario approximately 100 kilometers north-northeast from the City of Sault Ste. Marie.

From provincial highway 129, the Percy Lake property is reached by following the Island Lake Road and continuing on the Toll Creek Road for a total distance of 75 kilometers. At this locale, the south boundary of the property lies less than 400 meters to the north. Both the Island Lake and Toll Creek Roads are logging haul roads.

The area experiences a temperate climate with moderate to long cold winters and short warm to hot summers. Total precipitation is about 1,000 millimeters including about three meters of snow. Break-up or freeze up conditions may impinge upon exploration activities, but normally exploration and mining may be conducted year round.

Supplies and services required for both exploration and mining may be acquired in Sault Ste. Marie. A pool of skilled labor for both exploration and mining activities that is accustomed to working in remote locales exists in the area. There is sufficient space on the Percy Lake property for mine operations. An adequate supply of water could be sourced from the lakes within the property boundaries. There is no infrastructure on the property. A high voltage power line passes by the southwest corner of the property.

The  topography  in the area is rough  with  numerous  small   hills.  Elevation
across the property ranges from 425 to 500 meters. Vegetation cover for the area consists of typical boreal forest interspersed with peat bogs.

Exploration History

To date, no mineral deposit has been delineated on the Percy Lake property. Consequently there has been no production from the property or any reserved or resource calculated.

In 1953, Jalore Mining Company Limited flew an airborne magnetometer survey over the area that includes the Percy Lake property. The vicinity of the property is shown on the survey as a broad magnetic high that indicates the potential presence of base metals such as copper and zinc, and precious metals such as silver and gold. Jalore Mining Company Limited did not own any mining claims in the area.

In 1973, Asarco Exploration Company of Canada Limited flew a combined electromagnetic and magnetic survey over an area that included the Percy Lake property. The survey resulted in the discovery of a 1,000-meter long and 200-meter wide anomaly. There was no record of any follow up work being conducted.

Between 1995 and 1996, Avalon Ventures Ltd. and Starcore Resources Ltd. acquired properties that included the present day Percy Lake property.Work completed over the area included geological mapping, an electromagnetic survey, a mobile metal ion geochemical survey, a lithogeochemical survey and prospecting. As a result of the work, several priority targets were identified on the Percy Lake property. One electrochemical and geochemical is coincident with a mineral occurrence, known as the RT showing. No additional work was conducted. The RT showing was not drill tested.

In 1997, Raven Resources Inc., the present owner of the Percy Lake property, undertook a soil geochemical sampling program to verify certain anomalies that Noranda Exploration Co.Ltd. discovered but did not follow up.Scattered anomalous values in zinc, copper and cadmium were reported. No further work was performed.

In 2000, Ore Quest Resources commissioned a compilation and re-interpretation of all previous exploration data for the area of the Avalon-Starcore claims. Based on this compilation,Ore Quest Resources identified 11 potential priority targets for exploration. All 11 of these targets are located on the Percy Lake property.

Geological Report: Percy Lake Property

We have obtained a geological evaluation report on the Percy Lake property that was prepared by James G. Burns, B.Sc., P.Eng. of Timmins Ontario, Canada. The geological report summarizes the results of the prior exploration in the proximity of the Percy Lake property and makes a recommendation for further exploration work.

In his report, Mr. Burns concludes that the Percy Lake property has substantial merit as a potential setting for a deposit that would typically include significant amounts of copper, zinc, lead, gold and silver.

Mr. Burns concludes in his report that the area of the Percy Lake property is grossly under explored. He notes that despite the favorable geological environment for the discovery of a mineral deposit, no drilling has occurred on the property. He attributes this to the general inaccessibility to the property since the logging roads into the area were not built until 1996. Prior to then, the property was accessed by airplane. Exploration was therefore expensive.

Mr. Burns recommends that we assess the 11 target areas that Ore Quest Resources identified. This Phase I initial assessment would consist of geochemical work. Geochemical work consists of a geologist and his assistant gathering grab samples with the most potential to host economically significant mineralization based on their observation of any surface rocks.Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold,or industrial metals such as copper and zinc. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content. Mr. Burns suggests that we gather approximately 600 samples over the property. He proposes the following budget:

Analysis of 600 samples                          $  4,000
Collection of samples                            $  1,480
Camp costs (food, fuel, propane, etc.)           $    370
Travel                                           $    370
Contingency                                      $  1,180
--------------------------------------           --------
Total                                            $  7,400

Contingent upon positive results from the Phase I program, Mr. Burns proposes that we proceed with a Phase II exploration program on the Percy Lake property consisting of line cutting, a MaxMin II survey, additional geochemical work, mapping and prospecting.

Line cutting involves removing bush from the property in order to produce straight clearings. This provides grid boundaries that divide a portion of the property being explored into small sections. We then record results based on the section from which a sample or other information is taken.

Geochemical work involves using chemical tests in the search for mineralization by analyzing stream or lake sediments, natural waters, soil, rocks or vegetation for unusually high traces of metals.

Mr. Burns proposes the following Phase II budget:

Soil Geochemistry
Analysis of 650 samples                          $  4,330
Collection of samples                            $  1,480

MaxMin II survey                                 $  1,480
Mapping/prospecting                              $  2,600
Line Cutting                                     $  3,100
Camp costs (food, fuel, propane, etc.)           $    850
Travel                                           $  1,100
Contingency                                      $  1,340
--------------------------------------           --------
Total                                            $ 16,280

Contingent upon positive results from the Phase I and II programs, Mr. Burns proposes that we proceed with a Phase III exploration program on the Percy Lake property consisting of diamond drilling. Diamond Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals contain in rock located at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

Mr. Burns recommends that following Phase II, all Percy Lake property data be re-evaluated to determine the most likely areas of mineralization. Then we must select six to eight targets for drilling. Each drill hole will be 175 to 250 meters in depth. We will likely rely on our president, Mr. Robert Reukl, and one of our directors, Mr. Paul Reynolds, to make the final determination regarding the selection of drilling sites. Both Mr. Reukl and Mr. Reynolds are geologists.

Mr. Burns proposes the following budget for the Phase III drilling program:

Drilling: six to eight holes of 175-250 meters
Including mobilizing, demobilizing and all
Ancillary costs                                  $ 66,600
Analysis of 150 drill samples                    $  3,330
Geological consulting fees                       $ 13,320
Core shack rental                                $  2,220
Geological report preparation                    $  1,295
Drafting                                         $  2,220
Contingency                                      $  9,435
--------------------------------------           --------
Total                                            $ 98,420

We accepted the recommendation of the geological report and proceeded with the phase one geological work program in the fall of 2003. Due to early winter weather conditions,we were only able to complete a portion of the phase one work recommendations.We intend to complete the program in the spring of 2004, as soon as weather conditions permit extensive soil sampling.

Following this, we intend to retain Mr. Burns to prepare an updated geological report and confirm his recommendation for further exploration work on the Percy Lake Property.We expect to proceed with phase two of the exploration work by the summer or fall of 2004. We will review the results from this program with our consulting geologist during the winter of 2004 when exploration on the property is typically difficult.

We will make a decision whether to proceed with each successive phase of the exploration program upon completion of the previous phase and upon our analysis of the results that program. At the completion of each phase, our consulting geologist, Mr. James Burns will review the results of exploration with Mr.Reukl, and Mr. Reynolds, the members of our board of directors that have technical expertise in geology. Based upon their review, Mr. Reukl and Mr. Reynolds will make recommendations regarding future exploration on the Percy Lake property. The directors will then determine whether to proceed to the next phase of exploration.


In making their decision, the directors will heavily rely upon the advice of Mr. Burns, Mr. Reukl and Mr. Reynolds respecting the potential of the claims to
contain economic quantities of gold,  silver, copper  and   zinc.

The third phase,the proposed diamond drilling program, will involve us retaining a drilling company to extract long cylinders of rock from the ground using a drilling rig.The drilling company must mobilize its drilling rig to the property and extract rock from six to eight targets identified by our consulting geologist in consultation with Mr. Reukl and Mr. Reynolds. Each hole will be from 175 to 250 meters deep,depending on the recommendations of our consulting geologist, Mr. Reukl and Mr. Reynold's assessment of these recommendations. All extracted rock, known as drill core, will be visually inspected by our consulting geologist and then shipped to a laboratory where the rock will be crushed and analyzed for mineral content.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims.It is likely we will need further financing to pay for that exploration.

If we complete all three phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which will likely consist of additional drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial three-phase exploration program.

We will not be able to determine the details, cost and time frame of such additional exploration until we have completed the phase three work program. The parameters of the program will depend on such factors as the number of potential targets for additional mineralization, the property area over which mineralization is discovered and the grade of mineralization discovered at different depths. These details will be unknown to us until the initial phase three drill program is completed and results are obtained.

Even if we complete our planned exploration program and it is successful in identifying a mineral deposit on the Percy Lake claims, we will have to spend substantial funds on further drilling and engineering studies before we will know if the property contains a commercially viable mineral deposit, a reserve.

Compliance with Government Regulation

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario. While we do not require any authorization to proceed with the initial two phases of the recommended exploration program, we will be required to obtain work permits from the Ontario Ministry of Northern Development and Mines for the Phase III drilling program and any subsequent exploration work that results in a physical disturbance to the land if the program calls for the disturbance of more than 10,000 square meters of the property surface, or such areas that would total that amount when combined. A work permit is also required for the erection of structures on the property. We have applied for such a permit for the construction of a prospecting camp on the Percy Lake property. There is no charge to obtain a work permit under the Mining Act.

When our exploration program proceeds to the drilling stage, we may be required to post small bonds if the rights of a private land owner may be affected.We may also be required to file statements of work with the Ministry of Northern Development and Mines. We will also be required to undertake remediation work on any exploration that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. We have budgeted for regulatory compliance costs in the proposed exploration program.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program.Because there is presently no information on the size, tenor,or quality of any minerals or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

An environmental review is not required under the Environmental Assessment Act to proceed with the recommended exploration program on our mineral claims.

Under Ontario s land use strategy, a new provincial park and a new conservation reserve,located eight and ten kilometers to the south of the Percy Lake property respectively, are being created. Neither the park nor the reserve should have a bearing on exploration activities, but due to their proximity, may have to be considered when planning any future mining operations on the property.

Employees

We have no employees as of the date of this prospectus other than our three directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                        Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and phase two exploration programs on the Percy Lake property. We anticipate that the programs will cost approximately $7,400 and $16,280 respectively.

In addition, we anticipate spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $33,680.


We will require additional financing to complete the phase one of the exploration program. We commenced the Phase 1 exploration program in October. Due to weather conditions, we had to suspend exploration until the spring of 2004. We anticipate proceeding with phase two of the exploration program, if warranted, in the summer or fall of 2004.


We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. We will require additional funding in the event that we decide to proceed with phase two of the exploration program. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time,we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months.We do not have any arrangements in place for any future equity financing.

If we do not complete the cash payments or the exploration expenditures required under the option agreement for the 32 Percy Lake mineral claims units, then our option will terminate and we will lose all our rights and interest in that portion of the property. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Percy Lake property. We may also pursue acquiring interests in alternate mineral properties in the future.

Results Of Operations For Period Ending October 31, 2003

We did not earn any revenues during the period ending October 31, 2003. We do not anticipate earning revenues until such time as we have entered into commercial production on the Percy Lake property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover economic mineralization levels of minerals on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $58,006 for the period from ourinception on June 27, 2002 to October 31, 2003. These operating expenses were comprised of mineral property exploration expenditures of $24,530 relating to the value of cash, shares and exploration expenditures we have incurred on the Percy Lake property, donated management fees recorded at $16,000, donated rent recorded at $8,000, profesional fees of $6,405, office and miscellaneous costs of $1,412, telephone expense of $1,359, licenses, dues and fees of $275 and interest and bank charges of $25.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We own a 100% interest, subject to a 1% royalty, in 12 mineral claims comprising the Percy Lake property. As well, we have an option to acquire a 100% interest, subject to a 2%, in 32 additional claims that comprise the Percy Lake property, as described in detail in of this prospectus under the title Percy Lake Property Option Agreements. We do not own or lease any property other than our option to acquire an interest in the Percy Lake property.

            Certain Relationships And Related Transactions

During the fiscal year ended July 31, 2003 and the subsequent period ended October 31, 2003, our president, Mr. Robert Reukl incurred expenses of $2,526 on our behalf. At October 31, 2003, we owed $154 to Mr. Reukl for a portion of these expenses. This amount is unsecured, non-interest bearing and has no terms of repayment.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 39 registered shareholders.

Rule 144 Shares

A total of 3,150,000 shares of our common stock were available for resale to the public after February 3, 2003 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 63,200, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale,and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,150,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended July 31, 2003.

                  Annual Compensation

                                    Other  Restricted  Options/ LTIP
                                     Annual  Stock   * SARs  payouts   Other
Name     Title  Year  Salary  Bonus  Comp.    (#)       ($)             Comp.
_____________________________________________________________________________
Robert   Pres., 2003    $0     0      0        0         0        0       0
Reukl    CEO
         Dir.

Greg     Sec.,  2003    $0     0      0        0         0        0       0
Yanke     Dir.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Reukl, Mr. Yanke or Mr. Reynolds. We do not pay them any amount for acting as a director.

Financial Statements

Index to Financial Statements:

1. Independent Auditors' Report;

2. Audited financial statements for the period from June 27, 2002 (date of incorporation) to July 31, 2003, including:

  a. Independent Auditors Report;

  b. Balance Sheet;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to Financial Statements

3. Interim unaudited financial statements for the three-month period ended October 31, 2003, including:

  a. Interim Balance Sheet;

  b. Interim Statement of Operations;

  c. Interim Statement of Cash Flows; and

  d. Notes to Financial Statements

F/S

Tamarack Ventures, Inc.
(An Exploration Stage Company)

October 31, 2003

                                                                           Index


Interim Balance Sheet........................................................F-2

Interim Statement of Operations..............................................F-3

Interim Statement of Cash Flows..............................................F-4

Notes to the Interim Financial Statements....................................F-5

Tamarack Ventures, Inc.
(An Exploration Stage Company)
Interim Balance Sheet
(Expressed in US dollars)

                                                                                       October 31,       July 31,
                                                                                          2003             2003
                                                                                            $                $
                                                                                        (Unaudited)       (Audited)
ASSETS

Current Assets

Cash                                                                                       7,648            10,014
----------------------------------------------------------------------------------------------------------------------

Total Assets                                                                               7,648            10,014
======================================================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accrued liabilities                                                                        4,250             4,000
Due to related party (Note 3(a))                                                             154               226
----------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                          4,404             4,226
----------------------------------------------------------------------------------------------------------------------


Contingencies (Note 1)

Stockholders' Equity

Common Stock, 75,000,000 shares authorized, $0.001 par value
6,320,000 shares issued and outstanding                                                    6,320             6,320

Additional Paid in Capital                                                                30,930            30,930

Donated Capital  (Note 3(b))                                                              24,000            19,500

Deficit Accumulated During the Exploration Stage                                         (58,006)          (50,962)
----------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                                 3,244             5,788
----------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                                 7,648            10,014
======================================================================================================================




(The accompanying notes are an integral part of the interim financial statements)

Tamarack Ventures, Inc.
(An Exploration Stage Company)
Interim Statement of Operations
(Expressed in US dollars)
(Unaudited)


                                                           Accumulated From       For the          For the
                                                            June 27, 2002       Three months
                                                         (Date of Inception)       ended      Three months ended
                                                            to October 31,       October 31      October 31,
                                                                 2003               2003             2002
                                                                  $                  $                $

Revenue                                                              -                     -            -
------------------------------------------------------------------------------------------------------------------


Expenses

Interest and bank charges                                           25                     -             -
Licenses, dues and fees                                            275                     -           190
Management fees (Note 3(b))                                     16,000                 3,000         3,000
Mineral property costs (Note 4)                                 24,530                   234             -
Office and miscellaneous                                         1,412                   290           156
Professional fees                                                6,405                 1,750             -
Rent (Note 3(b))                                                 8,000                 1,500         1,500
Telephone                                                        1,359                   270           211
------------------------------------------------------------------------------------------------------------------
                                                                58,006                 7,044         5,057
------------------------------------------------------------------------------------------------------------------
Net Loss For the Period                                        (58,006)               (7,044)       (5,057)
==================================================================================================================
Net Loss Per Share - Basic                                       (0.02)                (0.01)            -
==================================================================================================================

Weighted Average Shares Outstanding  (Note 5)                3,413,000             6,320,000             -
==================================================================================================================

(Diluted loss per share has not been presented as the result is anti-dilutive)





(The accompanying notes are an integral part of the interim financial statements)

Tamarack Ventures, Inc.
(An Exploration Stage Company)
Interim Statement of Cash Flows
(Expressed in US dollars)
(Unaudited)

                                                                                    For the            For the
                                                                                  Three months      Three months
                                                                                     ended              ended
                                                                                   October 31        October 31
                                                                                      2003              2002
                                                                                       $                  $

Cash Flows Used In Operating Activities

    Net loss for the period                                                              (7,044)          (5,057)

Adjustment to reconcile net loss to cash:
    Donated services                                                                      4,500            4,500

Change in operating assets and liabilities:
    Increase in accrued liabilities                                                         250                -
    Increase (decrease) in due to related parties                                           (72)             318
--------------------------------------------------------------------------------------------------------------------
Net Cash Used in Operating Activities                                                    (2,366)            (239)
--------------------------------------------------------------------------------------------------------------------

Cash Flows From Financing Activities
    Proceeds from common stock subscriptions                                                  -            1,850
--------------------------------------------------------------------------------------------------------------------
Net Cash Flows from Financing Activities                                                      -            1,850
--------------------------------------------------------------------------------------------------------------------

(Decrease) Increase in Cash                                                              (2,366)           1,611

Cash - Beginning of Period                                                               10,014            2,730
--------------------------------------------------------------------------------------------------------------------

Cash - End of Period                                                                      7,648            4,341
====================================================================================================================

Supplemental Disclosures
Interest paid                                                                               -                -
Income taxes paid                                                                           -                -
====================================================================================================================







(The accompanying notes are an integral part of the interim financial statements)

Tamarack Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Unaudited)


1.   Exploration Stage Company

     The Company was incorporated in the State of Nevada on June 27, 2002. The Company has acquired a 100% interest in one mineral claim, and has an option to acquire a 100% interest in an additional two mineral claims located in the Sault Ste. Marie Mining Division, Ontario, Canada.

     The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7. The Company's principal business is the exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

     These interim financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at October 31, 2003, the Company has minimal working capital, and has accumulated losses of $58,006 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

     The Company filed an SB-2 Registration Statement ("SB-2") with the United States Securities and Exchange Commission on November 10, 2003 and an amended SB-2 on December 12, 2003. The Company plans to file another amendment to the SB-2 to register 3,170,000 shares of common stock for resale by existing shareholders of the Company. Once the SB-2 is declared effective and the Company's common shares are quoted on the OTC Bulletin Board, the shares may be sold at prevailing market prices. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

2.   Summary of Significant Accounting Policies

a)   Basis of Presentation

         These interim financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is July 31.

b)   Use of Estimates

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)   Basic and Diluted Net Income (Loss) Per Share

         The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

d)   Mineral Property Costs

         The Company is in the exploration stage and all costs relating to the acquisition and exploration of mineral property claims are charged to operations as incurred.

e)   Cash and Cash Equivalents
         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Tamarack Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Unaudited)


2.   Summary of Significant Accounting Policies (continued)

f)   Comprehensive Loss
         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at July 31, 2003, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)   Financial Instruments
         The fair values of cash and equivalents, accrued liabilities and amounts due to a related party approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

h)   Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

i)   Foreign Currency Translation

         The Company's functional and reporting currency is the United States dollar. Foreign currency transactions are primarily undertaken in Canadian dollars and are translated into United States dollars using exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Foreign currency exchange gains and losses are charged to operations. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

j)   Recent Accounting Pronouncements

         In May 2003,  the FASB  issued SFAS No.  150,  "Accounting  for Certain
         Financial  Instruments  with  Characteristics  of both  Liabilities and
         Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The transition provisions do not currently have an impact on the Company's financial position and results of operations as the Company currently has no stock-based employee compensation.

Tamarack Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Unaudited)


2.   Summary of Significant Accounting Policies (continued)

     j)  Recent Accounting Pronouncements (continued)

         In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

         FASB has also issued SFAS No. 147 and 149 but they will not have any relationship to the operations of the Company therefore a description of each and their respective impact on the Company's operations have not been disclosed.

     k)  Interim Financial Statements

         These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

3.   Related Party Balances/Transactions

a) The President of the Company has incurred certain expenses during the three months ended October 31, 2003 amounting to $560 (October 31, 2002
         - $318). The amount owing at October 31, 2003 to the President of $154 (July 31, 2003 - $226) is unsecured, non-interest bearing and has no terms of repayment.

b) The President provides management services and office premises to the Company. The services are valued at $1,000 per month and the office premises are valued at $500 per month. During the three months ended October 31, 2003 donated services of $3,000 (2002 - $3,000) and donated rent expense of $1,500 (2002 - $1,500) were charged to operations.

4.   Mineral Properties

a) The Company entered into a mineral property option agreement dated December 1, 2002 with Raven Resources Inc.("Raven") whereby the Company was granted an option to acquire a 100% interest in two mineral claims located in the Sault Ste. Marie Mining Division, Ontario, Canada. In order to acquire a 100% interest in these claims,the Company must issue 250,000 shares of common stock (issued), pay $35,000 in various stages to December 1, 2005 ($2,500 paid), and incur at least $50,000 in exploration costs by December 1, 2005. If the Company exercises the option, the claims will be subject to a 2% net smelter returns royalty and a 2% gross overriding royalty on diamond production. Advance net smelter returns royalty payments of $10,000 are due on December 1 each year commencing December 1, 2005.

b) The Company entered into an agreement dated April 28, 2003 with Mr. Gilles Gionet ("Gionet") to acquire a 100% interest in a mineral claim located in the Sault Ste. Marie Mining Division, Ontario, Canada. This claim is subject to a 1% net smelter returns royalty and a 1% gross overriding royalty on diamond production. Under the terms of the agreement, the Company paid $1,000 and issued 250,000 shares of common stock to earn their interest.

Tamarack Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Unaudited)


5.   Net loss per share

     The following table presents the weighted average shares of common stock used to calculate basic loss per share. The Company has no potential dilutive common shares outstanding at October 31, 2003.



                                                             Weighted average common shares
                                             ----------------------------------------------------------------
                               Accumulated
                             From June 27,
                                2002                                   Three months          Three months
                             # of common        (Date of Inception)  ended October 31,     ended October 31,
        Date Issued         shares issued       to October 31, 2003       2003                    2002
-------------------------------------------------------------------------------------------------------------
        07/31/02                       -                     -                       -                    -

        12/01/02                 250,000               170,000                250,000                     -

        02/03/03               5,500,000             3,025,000              5,500,000                     -

        04/11/03                 250,000               103,000                250,000                     -

        05/02/03                 300,000               111,000                300,000                     -

        07/25/03                  20,000                 4,000                 20,000                     -
--------------------------------------------------------------------------------------------------------------
  07/31/03 and 10/31/03        6,320,000             3,413,000              6,320,000                     -
==============================================================================================================

             Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                     Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  Part II


                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law(unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors an officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us,in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     51.29
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  4,000.00
Legal fees and expenses                                     $  5,000.00
Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 11,551.29
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 5,500,000 shares of our common stock at a price of $0.001 per share to a total of eight purchasers on February 3, 2003. The total amount received from this offering was $2,350. We completed this offering pursuant to Regulation S of the Securities Act. Of these shares, we issued 1,500,000 shares of our common stock to Mr. Robert Reukl, 1,500,000 shares to Mr. Greg Yanke and 150,000 shares to Mr. Paul Reynolds. Mr. Reukl is our president, chief executive officer, treasurer and a director. Mr. Yanke is our secretary and a director. Mr. Reynolds is one of our directors.

We issued 250,000 shares of our common stock issued to the owner of 32 of the mineral claims comprising the Percy Lake property on December 1, 2002 pursuant to Section 4(2) of the Securities Act of 1933.

We issued 250,000 shares of our common stock issued to the owner of 12 of the mineral claims comprising the Percy Lake property on April 11, 2003 pursuant to
Section 4(2) of the Securities Act of 1933.

We completed an offering of 300,000 shares of our common stock at a price of $0.05 per share to a total of six purchasers on May 2, 2003. The total amount received from this offering was $15,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 20,000 shares of our common stock at a price of $0.20 per share to a total of 20 purchasers on July 25, 2003. The total amount received from this offering was $5,000. We completed this offering pursuant to Regulation S of the Securities Act.

With respect to each of the above offerings completed pursuant to Regulation S of the Securities Act, each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the stock certificates issued to each purchaser in accordance with Regulation
S.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

                             Exhibits
Exhibit
Number             Description

  3.1             Articles of Incorporation*
  3.2             Bylaws*
  5.1             Legal opinion of Warren J. Soloski, with consent to use.*
 10.1             Mineral Property Option Agreement dated December 1,
                  2002*
 10.2             Mineral Property Option Agreement date April 11,
                  2003*
 23.1             Consent of Manning Elliott, Chartered Accountants
 23.2             Consent of James G. Burns, Professional Geologist*

  * Previously filed with Form SB-2 on November 10, 2003


The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                                 Signatures

In accordance with the requirements of the Securities Act of 1933,the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Manitouwadge, Province of Ontario on February 20, 2004.

                                            Tamarack Ventures, Inc.

                                            By:/s/ Robert Reukl
                                            ------------------------------
                                            Robert Reukl, President, Chief
                                            Executive Officer, Treasurer and
                                            Director


                              Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert Reukl, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/S/ Robert Reukl        President, Chief Executive    February 20, 2004
----------------------- Officer, Principal Executive
Robert Reukl            Officer, Principal Financial
                        Officer, Principal Accounting
                        Officer and Director

/s/ Greg Yanke          Secretary and Director        February 20, 2004
-----------------------
Greg Yanke

/s/ Paul Reynolds       Director                      February 20, 2004
-----------------------
Paul Reynolds


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